                                                                     Exhibit 2.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               WO CONSULTING, INC.



         FIRST: The name of the corporation is WO Consulting, Inc.

         SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, 19805. New Castle County. The name of the registered agent of the corporation at such address is Corporation Service Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         FOURTH: The aggregate number of shares of all classes which the corporation shall have authority to issue is 1,000 shares of common stock having a par value of $0.01 per share.

         FIFTH: No holder of shares of stock of the corporation shall have a preemptive right to purchase or subscribe for and receive any shares of any class, or series thereof, of the stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.

         SIXTH: No stockholders of the corporation shall have the right or power to cumulate votes attributable to their shares for the election of directors.

         SEVENTH: Election of directors need not be by written ballot, except and to the extent provided in the bylaws of the corporation.

         EIGHTH: The incorporator of the corporation is Carlos R. Escobar, 700 Louisiana, Suite 1900, Houston, Texas 77002.

         NINTH: The name and mailing address of the person who is to serve as the sole director of the corporation until the first annual meeting of stockholders or until his successor is elected and qualified is as follows:

                  NAME                        MAILING ADDRESS

                  Jeff C. Dodd                700 Louisiana, Suite 1900
                                              Houston, Texas 77002

         The number of directors of the corporation shall be fixed as specified or provided for in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws shall so provide.

         TENTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (any by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Certificate of Incorporation, the bylaws of the corporation or an agreement of all of the stockholders are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who have been entitled to vote on the action if a meeting were held is obtained.

         ELEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation of adopt new bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaws adopted or amended by the Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

         TWELFTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor of stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors; and/or of the stockholders of class of stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors of class of creditors, and/or on all stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         THIRTEENTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have the power to indemnify from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     FOURTEENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation, bylaws of the corporation or any written agreement of all of the stockholders of the corporation, from time to time, to amend the Certificate of Incorporation or any provisions thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 6th day of March, 1996.



                                            /s/ CARLOS R. ESCOBAR
                                            -----------------------------------
                                            Carlos R. Escobar

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WO CONSULTING, INC.


         Pursuant to Section 242 of the Delaware General Corporation Law, WO Consulting, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring its advisability and directing that such amendment be submitted for consideration by the stockholders of the Corporation in accordance with applicable law. Such resolution provided as follows:

         RESOLVED, that subject to the approval of the Corporation's stockholders, the Corporation amend its Certificate of Incorporation by amending and restating Article FOURTH thereof in its entirety to read as follows:

                  "The maximum amount of shares of stock that this corporation shall be authorized to issue shall be 28,000,000 shares which are to be divided into two classes as follows:

                           25,000,000 shares of Common Stock, par value
                              $0.01 per share; and

                           3,000,000 shares of Preferred Stock, par value
                              $0.01 per share.

                  The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series."

         SECOND: That thereafter, the stockholders of the Corporation duly approved the foregoing amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law, and written notice was given to any stockholders who had not consented in writing as provided in such Section 228.

         THIRD: That such amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged as its act and deed by Stuart N. Rubin, its President and Secretary, to be effective as of the 12th day of February, 1997.

                                            WO CONSULTING, INC.


                                            By: /s/  STUART N. RUBIN
                                               --------------------------------
                                                     Stuart N. Rubin
                                                     President


ATTEST:


By: /s/ STUART N. RUBIN
    -------------------------------
         Stuart N. Rubin, Secretary

                             SECOND AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WO CONSULTING, INC.


         Pursuant to Section 242 of the Delaware General Corporation Law, WO Consulting, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed Second Amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring its advisability and directing that such Amendment be submitted for consideration by the stockholders of the Corporation in accordance with applicable law. Such resolution provided as follows:

                  RESOLVED, that subject to the approval of the Corporation's stockholders, the Corporation amend its Certificate of Incorporation by amending and restating Article FOURTH thereof in its entirety to read as follows:

                  "The maximum amount of shares of stock that this corporation shall be authorized to issue shall be 6,000,000 shares of one class of Common Stock, par value $0.01 per share.

                  The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series."

         SECOND: That thereafter, the stockholders of the Corporation duly approved the foregoing Amendment by written consent in accordance with Section 228 of the Delaware General Corporation Law, and written notice was given to any stockholders who had not consented in writing as provided in such Section 228.

         THIRD: That such Amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed and acknowledged as its act and deed by Stuart N. Rubin, its President, to be effective as of March 17, 1997.

                                            WO CONSULTING, INC.


                                            By: /s/ STUART N. RUBIN
                                               --------------------------------
                                                     Stuart N. Rubin
                                                     President


ATTEST:


By: /s/ STUART N. RUBIN
    -------------------------------
         Stuart N. Rubin, Secretary

                              CERTIFICATE OF MERGER

                                       OF

                             SOUND ACQUISITION CORP.
                              (A UTAH CORPORATION)

                                      INTO

                               WO CONSULTING, INC.
                            (A DELAWARE CORPORATION)


         The undersigned, WO CONSULTING, INC., a Delaware corporation, hereby certifies as follows:

         FIRST: The name and state of incorporation of each of the constituent corporations are:

         Name                                        State of Incorporation
         ----                                        ----------------------
         WO Consulting, Inc.                         Delaware
         Sound Acquisition Corp.                     Utah

         SECOND: A Plan and Agreement of Reorganization (the "Reorganization Agreement") for the merger (the "Merger") of Sound Acquisition Corp. with and into WO Consulting, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The surviving corporation of the Merger is WO Consulting, Inc., a Delaware corporation, which shall continue in existence under the corporate name "Scottsdale Technologies, Inc."

         FOURTH: Article FIRST of the Certificate of Incorporation of WO Consulting, Inc. shall be amended to read in its entirety as follows:

                  "FIRST: The name of the corporation is Scottsdale Technologies, Inc."

As so amended, the Certificate of Incorporation of WO Consulting, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: The executed Merger Agreement is on file at the principal place of business of WO Consulting, Inc. at 7580 East Gray Road, Suite 102, Scottsdale, Arizona 85260.

         SIXTH: A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         SEVENTH: The authorized capital stock of Sound Acquisition Corp. is 50,000 shares of Common Stock, par value $.001 per share.

         EIGHTH: This Certificate of Merger shall be effective immediately upon the filing of the same with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, WO Consulting, Inc. has caused this certificate to be signed on May 21, 1997.

                                            WO CONSULTING, INC.



                                            By: /s/ STUART N. RUBIN
                                                -------------------------------
                                            Name:  Stuart N. Rubin
                                            Title:  President

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             SOUND INDUSTRIES, LTD.
                              (A UTAH CORPORATION)
                                      INTO
                          SCOTTSDALE TECHNOLOGIES, INC.
                            (A DELAWARE CORPORATION)



         Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Sound Industries, Ltd. certifies that:

         1. Sound Industries, Ltd. (the "Corporation") is a business corporation of the State of Utah.

         2. The Corporation owns all the outstanding shares of capital stock of Scottsdale Technologies, Inc., which is a business corporation of the State of Delaware.

         3. The laws of the jurisdiction of organization of the Corporation permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

         4. The Corporation hereby merges itself into Scottsdale Technologies, Inc.

         5. The following is a copy of the resolutions adopted on September 30, 1997 by unanimous written consent of the Board of Directors of the Corporation to merge the Corporation into Scottsdale Technologies, Inc.:

                          RESOLUTIONS APPROVING MERGER

                  WHEREAS, the Corporation owns all of the capital stock of Scottsdale Technologies, Inc., a Delaware corporation ("Scottsdale"); and

                  WHEREAS, the Board of Directors of the Corporation have been provided with drafts of the Plan of Merger attached hereto as Exhibit A, the Certificate of Ownership and Merger attached hereto as Exhibit B and the Articles of Merger attached hereto as Exhibit C (collectively, the "Merger Documents"), all of which provide for the merger of the Corporation with and into Scottsdale Technologies, Inc.; and

                  WHEREAS, the Board of Directors deems it advisable that such Merger Documents be adopted, so that the Corporation merge with and into Scottsdale, with Scottsdale remaining as the surviving corporation of such merger, in the manner contemplated by such Merger Documents;

                  NOW, THEREFORE, BE IT:

                  RESOLVED, that each of the Merger Documents be and hereby is approved in their entirety; and further

                  RESOLVED, that the officers of the Corporation be directed to submit the Merger Documents to the Corporation's stockholders for their approval, with the recommendation of the Board of Directors that such Merger Documents be approved; and further

                  RESOLVED, that subject to the approval of the Corporation's stockholders, that the Corporation be merged with and into Scottsdale, with Scottsdale remaining as the surviving corporation of such merger, in the manner contemplated by such Merger Documents, and that all of the estate, property, rights, privileges and franchises of the Corporation shall vest in and be possessed by Scottsdale as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation in its name; and further

                  RESOLVED, that Scottsdale assume all the obligations of the Corporation upon the consummation of such merger; and further

                  RESOLVED, that upon the consummation of such merger, (a) the only outstanding share of Scottsdale's common stock shall be canceled and (b) each outstanding share of common stock of the Corporation held of record by the Corporation's stockholders shall be converted into one share of common stock, par value $0.01 per share, of Scottsdale, certificates for which shall be issued to each such stockholder upon surrender to the Corporation's transfer agent or the Corporation of such stockholder's certificates formerly representing such shares of common stock of the Corporation; and further

                  RESOLVED, that the officers of the Corporation are hereby authorized and directed to make, execute and file, as appropriate, or cause to be made, executed and filed, as appropriate, in the name and on behalf of the Corporation and/or Scottsdale, the Merger Documents substantially in the forms attached as Exhibits A, B and C, with such changes, amendments, modifications or revisions thereto as any such officer may deem necessary, advisable or convenient and as such officer may approve in his sole discretion, which approval shall be evidenced by his execution thereof, and any other documents or instruments prescribed by the laws of the States of Delaware and Utah; and further

                  RESOLVED, the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation and/or Scottsdale, to prepare, revise, execute, acknowledge and deliver, and as applicable, file with government or regulatory authorities any and all notices, reports, certificates, schedules, exhibits, consents, forms, agreements, documents or instruments relating directly or indirectly to the merger of the Corporation with and into Scottsdale and any related documents and to incur and pay such expenses (including without limitation accountants' and attorneys' fees), and to take any other actions they may deem necessary, advisable or convenient to carry out the purpose or intent of the foregoing resolutions and to consummate the merger.

             RESOLUTIONS APPROVING AMENDMENTS TO SCOTTSDALE CHARTER

                  WHEREAS, in connection with the merger of the Corporation with and into Scottsdale, the Board of Directors has reviewed a Plan of Merger and Certificate of Ownership and Merger providing for the amendment of Articles FOURTH and THIRTEENTH of Scottsdale's Certificate of Incorporation; and

                  WHEREAS, in the judgment of the Board of Directors it is advisable and in the best interest of the Corporation and its stockholders that such amendments be adopted and approved in their entirety;

                  NOW, THEREFORE, BE IT:

                  RESOLVED, that the foregoing amendments to Articles FOURTH and THIRTEENTH of Scottsdale's Certificate of Incorporation be and hereby are approved in their entirety; and further

                  RESOLVED, that the officers of the Corporation be directed to submit such amendments to the Corporation's stockholders for their approval, with the recommendation of the Board of Directors that such amendments be approved; and further

                  RESOLVED, that in connection with the filing of the Certificate of Ownership and Merger, and subject to the approval of the Corporation's stockholders, that Article FOURTH of the Certificate of Incorporation of Scottsdale be amended in its entirety to read as follows:

                  "The maximum amount of shares of stock that this corporation shall be authorized to issue shall be 25,000,000 shares of one class of Common Stock, par value $0.01 per share; and

                           10,000,000 shares of Preferred Stock, par value
                              $0.01 per share.

                  The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series."

         ; and further

                  RESOLVED, that in connection with the filing of the Certificate of Ownership and Merger, and subject to the approval of the Corporation's stockholders, that Article THIRTEENTH of the Certificate of Incorporation of Scottsdale be amended in its entirety to read as follows:

                           THIRTEENTH: (a) A director of the corporation shall
                  not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended form time to time.

                           (b) The corporation shall, to the fullest extent
                  permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all past, present and future directors and officers of the corporation from and against any and all costs, expenses (including attorneys' fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding, whether by or in the right of the corporation, a class of its security holders or otherwise, in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as a director, officer, employee or agent of the corporation.

                           (c) Any repeal or modification of this Article
                  THIRTEENTH shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation, or adversely affect the right of a director or officer to receive indemnification from the corporation, in either case existing at the time of such repeal or modification.

         ; and further

                  RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be on or after September 30, 1997, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective time of the merger; and further

                  RESOLVED, that upon the approval of the foregoing amendments by the Corporation's stockholders, the and officers of the Corporation are hereby authorized and directed to prepare and file with the Secretary of State of Delaware a Certificate of Ownership and Merger in the form attached hereto as Exhibit B, setting forth the preceding amendments and, to the extent necessary, certifying that such amendments have been duly adopted in accordance with applicable provisions of the Delaware General Corporation Law.

         The merger herein provided for shall be effective in the State of Delaware on or after the 30th day of September 1997.

         Executed on September 30, 1997.



                                            SOUND INDUSTRIES, LTD.

                                            By: /s/ STUART RUBIN

                                            Name: Stuart Rubin
                                                  -----------------------------
                                            Title: Director
                                                   ----------------------------